Exhibit 2.2
Execution Version
TENDER AND VOTING AGREEMENT
     This TENDER AND VOTING AGREEMENT (this “Agreement”), is dated as of October 17, 2011, by and among STATOIL ASA, a public limited liability company organized under the laws of Norway (“Parent”), FARGO ACQUISITON INC., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), each of the Persons set forth on Schedule 1 hereto in the capacity of a stockholder of the Company (each such listed Person, a “Stockholder”).
     WHEREAS, Parent, Merger Sub and Brigham Exploration Company, a Delaware corporation (the “Company”), have, immediately prior to the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date of this Agreement (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), providing for, among other things, Merger Sub to commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $36.50 per share of the Company (the “Company Common Stock”), followed by the subsequent merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the merger as a wholly-owned subsidiary of Parent, in each case, on the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement); and
     WHEREAS, as of the date hereof, each Stockholder is the beneficial owner of the number of shares of Company Common Stock set forth opposite the name of such Stockholder on Schedule 1 hereto (such shares, together with any shares of Company Common Stock or other voting capital stock of the Company acquired by such Stockholder after the execution of this Agreement, the “Owned Shares”; provided that Company Options beneficially owned by such Stockholder shall not be considered Owned Shares prior to their exercise, but upon their exercise shall be considered Owned Shares); and
     WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into and perform its obligations under the Merger Agreement, Parent and Merger Sub have required that each Stockholder agree, and each Stockholder has agreed, (i) to tender into the Offer (and not withdraw) all of such Stockholder’s Owned Shares and any other voting securities of the Company (whether acquired prior to or after the execution of this Agreement) that are beneficially owned by such Stockholder or over which such Stockholder has, directly or indirectly, the right to vote (collectively, the “Voting Shares”); (ii) that in the event that a vote of the Company’s stockholders is required in furtherance of the Merger Agreement or the transactions contemplated thereby, including the Merger, each Stockholder shall vote all of such Stockholder’s Voting Shares in favor of any such proposal; and (iii) to take the other actions described in this Agreement; and
     WHEREAS, each Stockholder desires to express such Stockholder’s support for the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. Agreement to Tender and Vote; Irrevocable Proxy.
          1.1 Agreement to Tender.
          (a) As promptly as practicable after the commencement of the Offer, and in any event no later than the tenth Business Day following the commencement of the Offer, each Stockholder shall irrevocably and unconditionally tender into the Offer all of the Owned Shares owned by such Stockholder on or prior to such tenth Business Day following the commencement of the Offer, free and clear of all Liens that would prevent such Stockholder from tendering such shares in accordance with this Agreement or otherwise complying with such Stockholder’s obligations under this Agreement. If such Stockholder acquires any Owned Shares after the tenth Business Day following the commencement of the Offer (including during a subsequent offering period, if any), such Stockholder shall tender into the Offer such Owned Shares on or before the earlier of the Expiration Date of the Offer and the third Business Day after the date that such Stockholder acquires such Owned Shares.
          (b) Each Stockholder agrees that once Owned Shares are tendered into the Offer, he shall not, and shall not be permitted to, withdraw the tender of such Owned Shares previously tendered unless: (i) the Offer has been terminated or has expired, in each case, in accordance with the terms of the Merger Agreement, or (ii) this Agreement has been terminated in accordance with Section 5.1. Upon termination of this Agreement, Parent shall, and shall cause Merger Sub to, immediately upon a Stockholder’s request, return all of the Owned Shares to the Stockholder. During the term of this Agreement, each Stockholder shall not, and shall not be permitted to, tender, or cause to be tendered, such Stockholder’s Owned Shares into any tender offer or exchange offer other than the Offer.
          (c) Nothing in this Agreement shall be deemed to require any Stockholder to exercise any option or other right to acquire Company Common Stock.
          1.2 Agreement to Vote. During the term of this Agreement, at any meeting of the stockholders of the Company, however called, or any adjournment or postponement of such meeting, each Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of such Stockholder’s Voting Shares (to the extent not purchased in the Offer and including, for purposes of this Section 1.2, any Restricted Stock Awards over which such Stockholder has voting power) (a) in favor of adoption and approval of (i) the Merger Agreement and all the transactions contemplated by the Merger Agreement, including the Merger, and (ii) any other matter that is required to facilitate the consummation of the transactions contemplated by the Merger Agreement and in connection with the Merger Agreement, including the execution of any documents which are necessary or appropriate in order to effectuate the foregoing; and (b) against (i) any Acquisition Proposal and any agreement or arrangement related to any Acquisition

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Proposal, (ii) any change in the present capitalization of the Company or any amendment of the Company’s certificate of incorporation or by-laws, or (iii) any other action, transaction or proposal involving the Company or any of its Subsidiaries that would result in any of the conditions in Article IX or Annex A of the Merger Agreement not being fulfilled or satisfied. The obligations of each Stockholder specified in this Section 1.2 shall apply whether or not the Offer, the Merger or any action described above is recommended by the Company Board of Directors (or any committee thereof).
          1.3 Irrevocable Proxy.
          (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and any designee of Parent and each of Parent’s officers as such Stockholder’s attorney, agent and proxy with full power of substitution and resubstitution, to the full extent of such Stockholder’s voting rights with respect to the Voting Shares, to vote all the Voting Shares or grant a consent or approval at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company on the matters described in Section 1.2, and in accordance therewith. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE UNTIL THE TERMINATION OF THIS AGREEMENT AND COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM STOCKHOLDER MAY TRANSFER ANY SHARES.
          (b) Each Stockholder revokes all other proxies and powers of attorney, with respect to all of the Voting Shares that may have heretofore been appointed or granted with respect to any matters covered by Section 1.2, and no subsequent proxy (whether revocable or irrevocable) or power of attorney shall be given by the Stockholders, except as required by any letter of transmittal in connection with the Offer.
          (c) Each Stockholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein.
          (d) Any such proxy or power of attorney granted pursuant to this Section 1.3 shall automatically terminate upon the valid termination of this Agreement in accordance with Section 5.1.
          (e) Notwithstanding the foregoing, each Stockholder shall retain at all times the right to vote such Stockholder’s Voting Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
     2. Representations and Warranties. Each Stockholder hereby represents and warrants to Parent and Merger Sub, severally and not jointly, and only with respect to such Stockholder’s Owned Shares or Voting Shares, as follows:

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          2.1 Power; Due Authorization; Binding Agreement. Each Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, except for withdrawal rights that may be required by U.S. federal securities laws, constitutes a valid and binding agreement of such Stockholder, enforceable against him in accordance with its terms. If Stockholder is married and Stockholder’s Owned Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder’s spouse, enforceable against such person in accordance with its terms.
          2.2 Ownership of Shares. On the date of this Agreement, the shares of Company Common Stock set forth opposite each Stockholder’s name on Schedule 1 are owned beneficially by such Stockholder and include all of the shares of Company Common Stock owned beneficially by such Stockholder, and such shares are free and clear of any Liens that would prevent such Stockholder from tendering such Stockholder’s shares in accordance with this Agreement (other than transfer restrictions with respect to the Restricted Stock Awards) or complying with such Stockholder’s other obligations under this Agreement. As of the date of this Agreement, each Stockholder has and, as of immediately prior to the expiration of the Offer, each Stockholder will have sole voting and dispositive power with respect to the Owned Shares and will be entitled to dispose of the Owned Shares (other than transfer restrictions with respect to the Restricted Stock Awards).
          2.3 No Conflicts. The execution and delivery of this Agreement by each Stockholder does not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Entity (other than a filing on Schedule 13D), (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Stockholder or such Stockholder’s properties or assets, (c) except for withdrawal rights that may be required by U.S. federal securities laws, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or pursuant to which any of such Stockholder’s properties or assets are bound or (d) violate any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. The Voting Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.
          2.4 Acknowledgment. Each Stockholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
     3. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants to the Stockholders as follows:

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          3.1 Power; Due Authorization; Binding Agreement. Parent and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Parent and Merger Sub have full corporate power and authority to execute and deliver this Agreement, to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub.
          3.2 No Conflicts. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of the terms of this Agreement by Parent and Merger Sub will not, (a) require Parent or Merger Sub to obtain the consent or approval of, or make any filing with or notification to, any Governmental Entity (other than a filing on Schedule 13D), (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Parent and Merger Sub or its properties or assets, (c) except as may otherwise be required by U.S. federal securities laws, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent and Merger Sub or pursuant to which any of its or its Subsidiaries’ respective assets are bound or (d) violate any other material agreement to which Parent and Merger Sub or any of its Subsidiaries is a party.
     4. Certain Covenants of the Stockholders. Each Stockholder hereby covenants and agrees with Parent and Merger Sub as follows:
          4.1 Restriction on Transfer. From the date of this Agreement and until the termination of this Agreement in accordance with Section 5.1, except as expressly contemplated by Section 1, each Stockholder shall not, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares (any such action, a “Transfer”); provided, that nothing in this Agreement shall prohibit the exercise by such Stockholder of any Company Option or the vesting of any Company Restricted Stock Award (including, if permitted by the terms thereof, any cashless exercise or forfeiture or sale of shares to cover withholding obligations), (b) grant any proxies or powers of attorney with respect to any Voting Shares, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares, (c) take any action that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect, in each case, in any material respect, or would reasonably be expected to have the effect of preventing or disabling such Stockholder from performing such Stockholder’s obligations under this Agreement or (d) commit or agree to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null

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and void ab initio. Notwithstanding the foregoing, each Stockholder may make Transfers of Voting Shares by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations; provided, that, each transferee agrees in writing to be bound by the terms of this Agreement applicable to such Stockholder and to hold such Voting Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound such Stockholder from whom the Voting Shares were Transferred. If any involuntary Transfer of any of the Voting Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Voting Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.
          4.2 Additional Shares. Each Stockholder hereby agrees, during the term of this Agreement, to promptly notify Parent and Merger Sub of any new Voting Shares acquired by such Stockholder, if any, after the execution of this Agreement. Any such shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date of this Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Owned Shares” and “Voting Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
          4.3 Stockholder Capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the beneficial owner of the Owned Shares and not in such Stockholder’s capacity as a director or officer of the Company. Nothing herein shall limit or affect any actions taken by each Stockholder in such Stockholder’s capacity as a director or officer of the Company, including in the exercise of such Stockholder’s fiduciary duties as a director or officer of the Company.
          4.4 No Solicitation. Each Stockholder is aware of the obligations and commitments of the Company and its officers, directors and other Representatives under Section 6.2 of the Merger Agreement. For the avoidance of doubt, nothing in this Section 4.4 or elsewhere in this Agreement shall be construed to prohibit a Stockholder or any affiliate thereof from taking any action solely in his or her capacity as an officer or director of the Company or from taking any action that the Company is permitted to take pursuant to Section 6.2 of the Merger Agreement in his or her capacity as such.
          4.5 Dissenter’s Rights. Each Stockholder agrees not to exercise, nor to cause the exercise of, any dissenter right in respect of such Stockholder’s Voting Shares which may arise with respect to the Merger, including pursuant to Section 262 of the DGCL.
          4.6 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent and Merger Sub of their identities and holdings of the Owned Shares, and the nature of such Stockholder’s commitments,

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arrangements and understandings under this Agreement, in any press release, the Offer Documents or any other disclosure document required in connection with the Offer, the Merger or any transactions contemplated by the Merger Agreement, and (b) agrees as promptly as practicable to give to Parent and Merger Sub any information reasonably related to the foregoing as either may reasonably require for the preparation of any such disclosure documents. As promptly as practicable, each Stockholder shall notify Parent and Merger Sub of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any have become false or misleading in any material respect.
          4.7 Further Assurances. From time to time, at the request of Parent and Merger Sub and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.
     5. Termination.
          5.1 Termination of this Agreement. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time (c) any reduction of the Offer Price or (d) the termination or expiration of the Offer, without the tendered and not withdrawn shares of Company Common Stock being accepted for payment under the Merger Agreement.
          5.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, no such termination shall relieve any party from any liability for any breach of this Agreement occurring prior to such termination.
     6. Miscellaneous.
          6.1 Entire Agreement. This Agreement, together with the Merger Agreement and any schedules hereto and the other documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings (whether written or oral), by or among the parties to this Agreement, with respect to the subject matter hereof and thereof. In the event of any inconsistency between the statements in the body of this Agreement and the Merger Agreement, the statements in the Merger Agreement will control.
          6.2 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Voting Shares and shall be binding upon any Person to which legal or beneficial ownership of such Voting Shares shall pass, whether by operation of Law or otherwise, including, without limitation, such Stockholder’s heirs, guardians, administrators or successors. Notwithstanding any

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transfer of Voting Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.
          6.3 Assignment. This Agreement shall not be assigned by any of the parties, by operation of Law or otherwise, without the prior written consent of all of the other parties to this Agreement; provided, however, upon prior notice to each Stockholder, (a) Parent may assign, in its sole discretion, any of or all its rights, interests and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent, in which event all references herein to Parent shall be deemed references to such Subsidiary except that all representations and warranties made herein with respect to Parent as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation and (b) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned Subsidiary of Parent, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; and provided, further, that no such assignment shall relieve Parent or Merger Sub of any of their respective obligations under this Agreement or may be made if it would materially impede or delay the consummation of the transactions contemplated by this Agreement.
          6.4 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by Parent, Merger Sub and each Stockholder to which such amendment, change, supplement, waiver or other modification is applicable.
          6.5 Further Assurances. From time to time, at any party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
          6.6 Notices. All consents, notices and other communications required or permitted hereunder shall be in writing and shall be delivered or sent to the intended recipient as set forth below:
     If to a Stockholder, to the address listed for the applicable Stockholder on the signature page hereto:

Copy (which shall not constitute notice) to:	Thompson & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Attention: Joe Dannenmaier
Facsimile No.: 214-880-3135

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If to Parent or Merger Sub:	c/o Statoil USA Properties Inc.
2010 CityWest Blvd.
Suite 800
Houston, Texas 77402
Attention: Irene Rummelhoff
Facsimile No.: 713-918-8290

Copy (which shall not constitute notice) to:	Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: Jeffery B. Floyd
Facsimile No.: 713-615-5660
Any written notice or other communication shall be deemed to have been duly delivered and received hereunder (a) four Business Days after deposit if sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after deposit for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) upon a written or electronic confirmation of delivery of transmission by facsimile (provided that within one Business Day after such facsimile has been sent, such notice or communication is also given by one of the other methods described herein).
          6.7 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
          6.8 Specific Performance. Each Stockholder agrees that irreparable damage would occur and that Parent and Merger Sub would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches by a Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy at Law or equity. Each Stockholder further agrees that neither Parent nor Merger Sub (nor any other Person) shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.8.
          6.9 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not

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preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
          6.10 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
          6.11 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
          6.12 Governing Law; Jurisdiction.
          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction.
          (b) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that, notwithstanding Section 111 of the DGCL, the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware or the federal courts of the United States located in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.6 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.12, (ii) any claim that it or

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its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
          6.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.
          6.14 Interpretation. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to effect in any way the meaning or interpretation of this Agreement or any terms or provisions hereof. Unless otherwise indicated, the words “include,” “includes” or “including” when used in this Agreement, shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any statute defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          6.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective when each of the parties has received one or more

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counterparts signed by all of the other parties, it being understood that all parties need not sign the same counterpart.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STATOIL ASA
By:	/s/ William V. Maloney
	Name:	William V. Maloney
	Title:	Executive Vice President

FARGO ACQUISITION INC.
By:	/s/ Irene Rummelhoff
	Name:	Irene Rummelhoff
	Title:	President

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Ben M. Brigham
Name:	Ben M. Brigham, individually and as Trustee
of the 2008 GRAT u/a November 26, 2008 Trust, Trustee of the 2005 Brigham Family Revocable Trust, Trustee of Parental Trust I, and Trustee of Parental Trust II

Address:  3806 Spirit Lake CV
Austin, Texas 78746

STOCKHOLDER’S SPOUSE:
/s/ Anne L. Brigham
Name:	Anne L. Brigham, individually and as
Trustee of the Anne L. Brigham 2008 GRAT u/a November 26, 2008 Trust, Trustee of the 2005 Brigham Family Revocable Trust, Trustee of Parental Trust I, and Trustee of Parental Trust II

Address:    3806 Spirit Lake CV
Austin, Texas 78746

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ David T. Brigham
Name:	David T. Brigham, individually and as
custodian for Ben M. Brigham’s five children under the Texas Uniform Transfers to Minors Act Address: 317 Dawn River Cove Austin, Texas 78732

STOCKHOLDER’S SPOUSE:
/s/ Terri L. Brigham
Name:	Terri L. Brigham

Address: 317 Dawn River Cove Austin, Texas 78732

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Harold D. Carter
Name:	Harold D. Carter, individually and as
President of HDBC Investments I, LLC, the general partner of HDBC Investments Ltd. Address: 7360 Lane Park Ct. Dallas, Texas 75225

STOCKHOLDER’S SPOUSE:
/s/ Betty R. Carter
Name:	Betty R. Carter

Address: 7360 Lane Park Ct. Dallas, Texas 75225

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Stephen C. Hurley
Name:	Stephen C. Hurley

Address: 6323 Deloache Ave. Dallas, Texas 75225

STOCKHOLDER’S SPOUSE:
/s/ Janie A. Hurley
Name:	Janie A. Hurley

Address: 6323 Deloache Ave. Dallas, Texas 75225

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:

/a/ A. Lance Langford
Name:	A. Lance Langford

Address: 4502 House of Lancaster Austin, Texas 78730

STOCKHOLDER’S SPOUSE:
/a/ Brenda Lee Langford
Name:	Brenda Lee Langford

Address: 4502 House of Lancaster Austin, Texas 78730

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Jeffery E. Larson
Name:	Jeffery E. Larson

Address: 16008 Fontaine Ave. Austin, Texas 78734

STOCKHOLDER’S SPOUSE:
/s/ Ivy L. Larson
Name:	Ivy L. Larson

Address: 16008 Fontaine Ave. Austin, Texas 78734

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Stephen P. Reynolds
Name:	Stephen P. Reynolds

Address: 1100 Park Ave. New York, New York 10128

STOCKHOLDER’S SPOUSE:
/s/ Susan C. Wolf
Name:	Susan C. Wolf

Address: 1100 Park Ave. New York, New York 10128

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Eugene B. Shepherd, Jr.
Name:	Eugene B. Shepherd, Jr., individually and
as Trustee for the Eugene B. Shepherd, Jr. 2011 Family Trust Address: 2702 Verdebank Cir. Austin, Texas 78703

STOCKHOLDER’S SPOUSE:
/s/ Robin B. Shepherd
Name:	Robin B. Shepherd, individually and as
Trustee for the Robin B. Shepherd 2008 Family Trust Address: 2702 Verdebank Cir. Austin, Texas 78703

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Hobart A. Smith
Name:	Hobart A. Smith

Address: 14 Sawmill Grove Ct. The Woodlands, Texas 77380

STOCKHOLDER’S SPOUSE:
/s/ Jacqueline P. Smith
Name:	Jacqueline P. Smith

Address: 1029 Granville Drive Newport Beach, California 92660

Tender and Voting Agreement
Signature Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective as of the day and year first above written.

STOCKHOLDER:
/s/ Scott W. Tinker
Name:	Scott W. Tinker

Address: 9613 Tree Bend Dr. Austin, Texas 78750

STOCKHOLDER’S SPOUSE:
/s/ Allyson A. Tinker
Name:	Allyson A. Tinker

Address: 9613 Tree Bend Dr. Austin, Texas 78750

Tender and Voting Agreement
Signature Page

SCHEDULE 1

Details of Ownership

	Owned Shares
Stockholder	(including Restricted Stock Awards)		Company Options
Ben M. Brigham	2,001,112	[1]	580,000
David T. Brigham	153,507	[2]	466,000
Harold D. Carter	349,693	[3]	110,000
Stephen C. Hurley	31,500		110,000
A. Lance Langford	70,833		396,000
Jeffery E. Larson	45,037	[4]	347,100
Stephen P. Reynolds	133,777		100,000
Eugene B. Shepherd, Jr.	164,376		580,000	[5]
Hobart A. Smith	52,614		110,000
Scott W. Tinker	1,500		86,000

[1]	Includes 159,425 shares held through Ben M. Brigham 2008 GRAT u/a November 26, 2008 Trust (of which Ben M. Brigham is trustee), 159,425 shares held through Anne L. Brigham 2008 GRAT u/a November 26, 2008 Trust (of which Ben M. Brigham’s spouse is the trustee), 648,740 shares held by the spouse of Ben M. Brigham, 147,500 shares held by the 2005 Brigham Family Revocable Trust (of which Ben M. Brigham and his spouse are the donors, beneficiaries and trustees), 3,482 shares held by Parental Trust I, a trust for the benefit of Ben M. Brigham’s parents (of which Ben M. Brigham and his spouse are the trustees), and 1,006 shares held by Parental Trust II, a trust for the benefit of the parents of Ben M. Brigham’s spouse (of which Ben M. Brigham and his spouse are the trustees). This number excludes indirect ownership of 88,400 shares held by David T. Brigham as custodian for Ben M. Brigham’s five children under the Texas Uniform Transfers to Minors Act.

[2]	Includes 88,400 shares held by David T. Brigham as custodian for Ben M. Brigham’s five children under the Texas Uniform Transfers to Minors Act.

[3]	Includes 300,393 shares held by HDBC Investments Ltd. Harold D. Carter is the President of HDBC Investments I, LLC, the general partner of HDBC Investments Ltd.

[4]	Includes shares held by the spouse of Jeffery E. Larson.

[5]	Includes options held through the Eugene B. Shepherd, Jr. 2011 Family Trust (of which Eugene B. Shepherd, Jr. is the trustee) and through the Robin B. Shepherd 2008 Family Trust (of which Eugene B. Shepherd, Jr.’s spouse is the trustee).
Tender and Voting Agreement
Schedule 1